EXHIBIT 10.32

*** = Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

RELEASE AGREEMENT

This Release Agreement (“Agreement”), dated and effective as of July 27, 2001 (the “Effective Date”), is by and between IntraBiotics Pharmaceuticals, Inc., a Delaware corporation, (“IntraBiotics”), and Diversa Corporation, a Delaware corporation (“Diversa,” and, together with IntraBiotics, the “Parties”).  Defined terms used but not otherwise defined hereunder shall have the meanings given them in that certain Drug Discovery, Development, and License Agreement, dated as of January 6, 2001, between Diversa and IntraBiotics (“License Agreement”).

RECITALS

             WHEREAS, Diversa and IntraBiotics entered into the License Agreement as of January 6, 2001; and

             WHEREAS, Diversa and IntraBiotics entered into that certain binding term sheet (the “Term Sheet”) dated as of June 27, 2001 relating to the termination of the License Agreement and the mutual release of the obligations of both IntraBiotics and Diversa under such License Agreement; and

             WHEREAS, the Term Sheet contemplated that the Parties would subsequently execute and deliver a definitive termination agreement, containing the terms and conditions set forth in the Term Sheet and other terms and conditions consistent the Term Sheet, that would supersede the Term Sheet; and

             WHEREAS, the Parties desire to set forth herein the terms governing such definitive termination agreement.

             NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

             1.          Payments by IntraBiotics to Diversa.  On      ***    , IntraBiotics paid Diversa the non-refundable, non-creditable sum of                            ***                  ***      .  On                  ***          , IntraBiotics shall pay Diversa the non-refundable, non-creditable sum of                            ***                    via wire transfer in immediately available funds in accordance with the following information:

Bank of America
***
***
450 B Street
San Diego, CA 92101

             2.          Issuance of Warrants to Diversa.  On the date hereof, IntraBiotics shall issue to Diversa warrants to purchase 700,000 shares of common stock of IntraBiotics of (collectively, the “Warrants”) pursuant to the form of Warrant attached as Exhibit A hereto.  The shares of IntraBiotics’s common stock into which the Warrants are exercisable are subject to a Registration Rights Agreement between IntraBiotics and Diversa in the form attached as Exhibit B hereto.

             3.          Ownership of R&D Program Data & Materials.  Diversa shall solely own all of the data and materials generated by the research activities performed by employees and consultants of Diversa pursuant to the R&D Program.

             4.          Assignment of IntraBiotics’s Assays to Diversa.  Diversa shall solely own each and every primary, secondary, and tertiary assay used or discussed in the Work Plan, which assays are described in Exhibit C hereto (the “Assays”).  To that end, IntraBiotics hereby assigns to Diversa such right, title in interest in and to the Assays as IntraBiotics may have.

             5.          Mutual Releases.

                           a.          Diversa Release.  In consideration of the obligations, warranties and representations of Diversa contained hereunder and contingent upon the timely performance by IntraBiotics of its obligations hereunder, Diversa hereby releases, acquits, and forever discharges IntraBiotics, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the date of this Term Sheet, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the License Agreement; and claims pursuant to any federal, state or local law or cause of action including, but not limited to, tort law; contract law; fraud; defamation; and breach of the implied covenant of good faith and fair dealing.  In giving this release, which includes claims which may be unknown to Diversa at present, Diversa hereby acknowledges that it has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

                           “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

                           Diversa hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

                           b.          IntraBiotics Release.  In consideration of the obligations, warranties and representations of IntraBiotics contained hereunder, IntraBiotics hereby releases, acquits, and forever discharges Diversa, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the date of this Term Sheet, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the License Agreement; and claims pursuant to any federal, state or local law or cause of action including, but not limited to, tort law; contract law; fraud; defamation; and breach of the implied covenant of good faith and fair dealing.  In giving this release, which includes claims which may be unknown to IntraBiotics at present, IntraBiotics hereby acknowledges that it has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

                           “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

                           IntraBiotics  hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

             6.          Termination; Survival of Obligations.  Except as set forth herein, the License Agreement is terminated.  Only the confidentiality provisions of Sections 7.1, 7.2, and 7.3 of the License Agreement (and any applicable provisions of the Confidential Disclosure Agreement between Diversa and IntraBiotics executed on July 17, 2000 that do not contradict the terms of Sections 7.1, 7.2 or 7.3 of the License Agreement) shall survive for a period of ten (10) years.

             7.          No Admission of Liability.  Diversa and IntraBiotics hereby acknowledge that this is a compromise settlement of various matters, and that the payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

             8.          Publicity; Regulatory Filings.  Diversa and IntraBiotics each acknowledge and agree that neither the Term Sheet or this Agreement nor the terms contained therein or herein shall be considered ether confidential or “Confidential Information” as such term is defined in the License Agreement; provided, however, that information regarding the Assays shall be considered Confidential Information under the terms of the License Agreement and, notwithstanding the exception in Section 7.3.3 of the License Agreement, IntraBiotics shall have the obligations of a Receiving Party with respect to information regarding the Assays and Diversa shall be considered a Disclosing Party with respect to information regarding the Assays as such terms are defined in the License Agreement.  Accordingly, each of Diversa and IntraBiotics shall be permitted to disclose the existence of the Term Sheet or this Agreement and the terms thereof or hereof, except disclosures by IntraBiotics with respect to the Assays, in such communications as such party shall determine in its sole discretion, including, without limitation (i) in one or more press releases and (ii) in one or more filings with the Securities and Exchange Commission (or any other governmental agency, such as the Federal Trade Commission, with which the License Agreement, Term Sheet, and/or Agreement is required to be provided or filed by Diversa and/or IntraBiotics); provided, however, that IntraBiotics shall not issue any press release regarding the Term Sheet, this Agreement, or the termination of the License Agreement without the express written consent of Diversa to the content of such press release.

             9.          General Terms.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to provisions governing conflicts of law.  This Agreement is not assignable in part or in whole by any party without the prior written consent of the other party; provided, however, that either party may assign this Agreement to its affiliates or to a successor by merger or sale of all or substantially all of its business to which this Agreement relates.  The terms of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.  The terms and conditions of this Agreement constitute the entire agreement between Diversa and IntraBiotics and supersede all previous negotiations or agreements, either oral or written, between the parties with respect to the subject matter of this Agreement, including, without limitation, the Term Sheet and the License Agreement.  This Agreement shall not be amended, supplemented or abrogated other than by a written instrument signed by the authorized representative of each Party.  The failure of either Party to enforce at any time any of the provisions of this Agreement, or any rights in respect of it, or to exercise any election provided in it, shall in no way be considered to be a waiver of such provisions, rights or elections, and shall in no way affect the validity of this Agreement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.  In the event that any provision of this Agreement is, for any reason, held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the parties shall negotiate in good faith to modify this Agreement to preserve (to the extent possible) their original intent.  Each party warrants that it has the authority to enter into this Agreement on the basis of the terms and conditions herein and that it has not made any other agreement inconsistent with its obligations under this Agreement.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(signature page follows)

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement effective as of the date first above written.
DIVERSA CORPORATION

By:	/s/ KARIN EASTHAM

Name:	Karin Eastham

Title:	Senior Vice President, Finance and Chief Financial Officer

INTRABIOTICS PHARMACEUTICALS, INC.

By:	/s/ KENNETH J. KELLEY

Name:	Kenneth J. Kelley

Title:	President and Chief Executive Officer

Exhibit A

Warrant

Exhibit B

Registration Rights Agreement

Exhibit C

Assays Assigned to Diversa

***

***

***

*** = Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Document Number:  386048